Exhibit 99.1

NEWS RELEASE

Lygos and Flexible Solutions International Announce Definitive Merger Agreement to

Form Leading Sustainable Specialty Ingredient Company

Merger transaction follows a fully funded $160 million investment in Lygos to accelerate integration and scale production to meet increasing demand for agricultural, industrial, and consumer applications

BERKELEY, Calif. and VICTORIA, British Columbia – April 18, 2022 – Lygos, Inc. (“Lygos”), a vertically integrated biotechnology provider of sustainable specialty ingredients, and Flexible Solutions International, Inc. (“FSI”) (NYSE: FSI) a developer and manufacturer of biodegradable products, today announced they have entered into a definitive merger agreement providing for an all-stock transaction. The companies plan to integrate the two complementary technology platforms, expand the portfolio of multi-functional organic acids, and scale production to meet the increasing demand for sustainable products for agricultural, industrial, and consumer applications. The merger agreement has been unanimously approved by the boards of directors of both companies, and the $160 million of growth capital was funded in April 2022.

“In a world with increasing demand on resources, there is a greater need for alternative chemical ingredients that are reliable, scalable, and sustainable,” said Lygos CEO Eric Steen, PhD. “This merger provides the opportunity to unlock new high-growth opportunities for our business, our investors, and our customers by connecting our ingredients to existing downstream products. Together, we intend to use our collective resources to expand domestic manufacturing and revive industrial innovation by providing more environmentally friendly ingredients that enable better supply chains for common, everyday downstream products.”

FSI is an environmental technology company involved in research, development, and manufacturing of supplies that are designed to increase crop yield, conserve energy, and reduce environmental impact. Over the past four years, Lygos and FSI have been leveraging Lygos’ proprietary fermentation technology platform to improve the performance of FSI’s biodegradable, water-soluble cleaning and water treatment solutions. The Lygos platform utilizes the latest advances in bioengineering and data science to convert sustainable sugars into multi-functional organic acids. These bio-based ingredients feature performance, supply chain and environmental advantages over traditional industrial chemicals.

“This combination of Lygos’ sustainable organic acid production capabilities and FSI’s polymer expertise will enable more customers around the world to create sustainable and biodegradable solutions,” said Dan O’Brien, CEO of FSI. “I’m very excited about being part of this combined company for many years to come. FSI has demonstrated successful growth and ability to attract large and consistent customers for our products. We have adapted our business over time with this focus on our customer needs, and believe that as we enter this new phase, we can achieve even greater applications for our combined solutions.”

Mr. O’Brien has agreed to vote in favor of the transaction.

Investment Terms of Lygos’ Financing

Prior to the transaction announced today, Lygos secured $160 million in growth capital in support of the prospective combination. Under the terms of the purchase agreement, Lygos issued $160 million worth of convertible notes with a 5.5% fixed annual interest rate and a five-year maturity. The conversion price of the convertible note will be set 12 months to the date of the note, and the pricing terms will be set upon the trading price of the future equity but will be set within a market capitalization range of no less than $250 million or no greater than $350 million.

Approvals and Timing of Merger Transaction

The transaction is expected to close in the third quarter of 2022, subject to the approval of FSI and Lygos stockholders and the satisfaction or waiver of certain other customary closing conditions. Mr. O’Brien, who beneficially owns approximately 36.6% of the outstanding FSI shares, has signed an agreement with Lygos agreeing to vote his shares in favor of the transaction at a meeting of FSI shareholders and the election of directors to the FSI board of directors to be designated by Lygos. Additional information about the transaction will be provided in a Current Report on Form 8-K to be filed by FSI with the Securities and Exchange Commission and available at www.sec.gov.

Exchange Ratio

Subject to the terms and conditions of the merger agreement, each outstanding share of Lygos capital stock will be converted solely into the right to receive a number of common shares of FSI equal to the exchange ratio. The exchange ratio will equal the total number of FSI capital shares on a fully diluted basis outstanding as of the end of the last trading day of the FSI common shares on the NYSE American before the effective time of the merger multiplied by two and then divided by the total number of shares of Lygos capital stock on fully diluted basis outstanding as of the same time.

Management

Upon closing, Eric Steen will serve as the CEO and a member of the Board of Directors for the combined company. Dan O’Brien has entered into a five-year employment agreement to continue overseeing FSI’s existing business activities. Lygos’ current CFO, Bryce Dille, and CTO, Nick Ohler, PhD, will retain these respective roles in the combined company. Also, upon closing, all current directors of FSI will resign, subject to the election of new directors designated by Lygos at the FSI Meeting.

Webcast Discussing the Proposed Transaction and Financing

Management from both Lygos and Flexible Solutions will make a webcast available as of 9:00 am EST on April 18, 2022. To access the presentation, please go to: Lygos and Flexible Solutions Merger Presentation

Advisors

BTIG, LLC served as the financial advisor and Hart & Hart LLP served as legal advisor to FSI in connection with the merger and offering. Orrick Herrington & Sutcliffe LLP served as legal advisor to Lygos.

Company Contacts

Flexible Solutions

Jason Bloom

800-661-3560

info@flexiblesolutions.com

Lygos, Inc.

Kevin Murphy

Argot Partners

617-947-2312

lygos@argotpartners.com

About Lygos

Lygos has created a biological engineering platform focused on sustainable production of organic acid bio-monomers. Lygos’ bio-based ingredients offer alternatives to traditional industrial suppliers, enabling customers to create better, environmentally safer products. For more information, visit www.lygos.com and follow us @LygosBiotech.

About Flexible Solutions International

Flexible Solutions International, Inc. (www.flexiblesolutions.com), or FSI, based in Taber, Alberta, is an environmental technology company. FSI provides biodegradable, water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic acid, and can be used in applications including scale inhibition, detergent formulation, water treatment and crop enhancement. FSI is the developer and manufacturer of WaterSavrTM, a commercially viable water evaporation retardant. WaterSavrTM reduces evaporation on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. HeatsavrTM, a “liquid blanket” evaporation retardant for the commercial swimming pool and spa markets, reduces energy costs and can result in reduced indoor pool humidity.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, FSI and Lygos intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Investors and security holders of FSI and Lygos are urged to read these materials when they become available because they will contain important information about FSI, Lygos and the proposed merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by FSI with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by FSI by directing a written request to: FSI at 6001 54th Ave., Taber AB, Canada T1G 1X. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

FSI and its directors and executive officers and Lygos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FSI in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of FSI is also included in FSI’ Annual Report on Form 10-K for the year ended December 31, 2021. These documents are available free of charge at the SEC web site (www.sec.gov) and from the CEO of FSI at the address described above.

Forward-Looking Statements

This press release contains forward-looking statements based upon FSI’ and Lygos’ current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed merger; the combined company’s listing on the NYSE American after closing of the proposed merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; the combined company’s expected cash position at the closing of the proposed merger; the future operations and success of the combined company; the nature, strategy and focus of the combined company; the success, cost and timing of the combined company’s product development activities, studies and clinical trials, the success of competing products that are or become available, the combined company’s ability to obtain approval for and commercialize its product candidates; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; the expected charges and related cash expenditures that FSI expects to incur; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain stockholder and shareholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of FSI and Lygos to consummate the proposed merger; (iii) risks related to FSI’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (v) the risk that as a result of adjustments to the exchange ratio, FSI shareholders and Lygos stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of FSI common shares relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; and (ix) risks associated with the possible failure to realize certain anticipated benefits of the proposed merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in FSI’ Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC, and in other filings that FSI makes and will make with the SEC in connection with the proposed merger, including the proxy statement/prospectus/information statement described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. FSI expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.